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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                   FORM 8-K/A

                               AMENDMENT NO. 1 TO
                                 CURRENT REPORTS

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)
                               September 25, 2001


                          EasyLink Services Corporation
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             (Exact name of registrant as specified in its charter)


           Delaware                     000-26371               13-3787073
(State or other jurisdiction of  (Commission File Number)   (I.R.S. Employer
        incorporation)                                      Identification No.)


                         399 Thornall Street, 6th Floor
                                Edison, NJ 08837
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                    (Address of principal executive offices)



Registrant's telephone number, including area code               (732) 906-2000



                                       N/A
 ------------------------------------------------------------------------------
           Former Name or Former Address, if Changed Since Last Report



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ITEM 5.  OTHER EVENTS


Nasdaq Clarifies Effect of Minimum Bid Price Moratorium on Hearing Panel
Decision

         Nasdaq has notified EasyLink Services Corporation ("EasyLink" or the "Company") that EasyLink now complies with all requirements for continued listing on The Nasdaq National Market due to the Nasdaq moratorium on the minimum bid price requirement. Under the moratorium, the minimum bid price requirement will be suspended until January 2, 2002, at which time the 30- and 90-day periods provided by Nasdaq marketplace Rule 4310(c)(8)(B) will start anew. Specifically, an issuer will be considered non-compliant with the minimum bid price requirement only if it fails to satisfy the applicable requirement for 30 consecutive trading days following January 1, 2002. It would then be afforded a 90 calendar day grace period in which to regain compliance.

         The Company had previously announced that, following a hearing on September 7, 2001, a Nasdaq listing qualifications panel had granted EasyLink an extension of time to November 15, 2001 to regain compliance with the minimum bid price requirement for continued listing. As an additional condition to the grant of the extension, the Company was required to file with its Form 10-Q for the quarter ended September 30, 2001 pro forma financial information reflecting shareholders' equity of at least $80 million. In view of the moratorium, Nasdaq has confirmed to EasyLink that the extension and the additional minimum shareholders' equity condition imposed by the panel are no longer applicable. Accordingly, the panel determined to continue the listing of the Company's securities on The Nasdaq National Market and the hearing file has been closed.

Debt Restructuring Agreements

         EasyLink Services Corporation (the "Company" or "EasyLink") announced on September 25, 2001 that it had entered into agreements with AT&T Corp., George Abi Zeid (the former sole shareholder of Swift Telecommunications, Inc.) and equipment lessors to restructure an aggregate of $63.3 million of debt. The Company announced that, under the terms of the restructuring, the Company will exchange an aggregate of approximately $63.3 million of debt and equipment lease obligations for an aggregate of $19.1 million of restructure notes due in 2006, shares of its Class A common stock, and warrants to purchase shares of its Class A common stock and other consideration.

         The Company also stated that $6.4 million in principal amount of the $19.1 million aggregate principal amount of restructure notes are convertible, at the option of the holder, into shares of Class A Common Stock of the Company at a conversion price of $1.00 per share. Under the agreements in effect as of the date hereof, the principal amount of the $19.1 million principal amount of restructure notes that are so convertible is $9.1 million rather than $6.4 million.

         This Form 8-K may contain statements of a forward-looking nature relating to the future events or the future financial results of EasyLink Services Corporation. Investors are cautioned that such statements are only predictions and that actual events or results may differ materially. In evaluating such statements, investors should specifically consider the various factors that could cause actual events or results to differ materially from those indicated from such forward-looking statements. These include: historic and continuing losses; the need to raise additional capital; significant leverage; the risk that we will be unable to complete the proposed restructuring of our outstanding debt and other obligations on favorable terms and conditions or at all; potential obstacles in the development of the market for Internet messaging and collaboration services outsourcing, such as concerns about security and reliability, the ability to attract additional customers or to expand services sold to existing customers; significant competition; computer system failure and interruption of service; the risks of international operations, including regulatory uncertainties; the risks inherent in an acquisition strategy; the ability to sell India.com or any of EasyLink's domain names upon favorable terms or at all; the risks inherent in integrating the STI and EasyLink businesses; the risks of retaining the customers of the STI and EasyLink businesses and selling additional services to such customers; and the risk of being delisted from Nasdaq. These and other risks


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and uncertainties are described in more detail in the Company's most recent prospectus filed with the Securities and Exchange Commission and in subsequent filings with the Securities and Exchange Commission

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

Not Applicable

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 2, 2001


                                EASYLINK SERVICES CORPORATION


                                By /s/ Thomas Murawski
                                   --------------------------------------------
                                   Thomas Murawski, Chief Executive Officer